Date: April 13, 2005

KCS Announces Increased Consideration for TFM Note Tender Offer and Consent
Solicitation

Kansas City, Missouri – April 13, 2005 – Kansas City Southern (“KCS”) (NYSE:KSU) today announced that its majority owned subsidiary, TFM, S.A. de C.V. (“TFM”), has increased the consideration payable in its cash tender offer for any and all of its outstanding $443,500,000 aggregate principal amount of 11.75% Senior Discount Debentures due 2009, CUSIP Numbers 872402AB8 and 872402AD4, ISIN Number USP91415AB81 (the “Notes”), which commenced on April 1, 2005. The total consideration for each $1,000 principal amount of Notes tendered and accepted for payment pursuant to the Offer to Purchase shall now be $1,005, plus accrued interest thereon from the most recent payment of semi annual interest preceding the applicable settlement date, to, but excluding, such date. The total consideration now consists of tender offer consideration of $965 and a consent payment of $40 per $1,000 principal amount of Notes, payable to holders that validly tender their Notes and give their consents for amendments to the indenture prior to the Consent Deadline. Holders that validly tender their Notes after the Consent Deadline and prior to the Expiration Time will now receive the tender offer consideration of $965 per $1,000 principal amount of Notes.

All of the other terms and conditions set forth in TFM’s Offer to Purchase and Consent Solicitation Statement dated April 1, 2005 remain unchanged. The Expiration Time and the Consent Deadline also remain unchanged.

Morgan Stanley & Co. Incorporated is the dealer manager and D.F. King & Co, Inc. is the information agent for the Offer. Requests for documentation should be directed to D.F. King & Co, Inc. at (800) 488-8075 (toll free) (banks and brokerage firms please call (212) 269-5550). Questions regarding the transaction should be directed to Morgan Stanley & Co. Incorporated at (800) 624-1808 (U.S. toll-free) or (212) 761-1457 (collect), attention: Riccardo Cumerlato. In Luxembourg, copies of the Offer to Purchase and the Consent Solicitation, the accompanying Letter of Transmittal and related documents may be obtained from the Luxembourg Agent for the Offer, Kredietbank S.A. Luxembourgeoise, located at 43, Boulevard Royal, L-2955 Luxembourg, telephone number (011) 352-4797-3926, and facsimile number (011) 352-4797-73-951. In addition, holders may tender their Notes at the office of the Luxembourg Agent.

This announcement is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consent with respect to any Notes. The Offer is being made solely by the Offer to Purchase and related Solicitation of Consents dated April 1, 2005, which set forth the complete terms of the tender offer and consent solicitation.

Headquartered in Kansas City, Mo., KCS is a transportation holding company that has railroad investments in the U.S., Mexico and Panama. Its primary U.S. holdings include The Kansas City Southern Railway Company, founded in 1887, and The Texas Mexican Railway Company, founded in 1885, serving the central and south central U.S. Its international holdings include a controlling interest in TFM, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cardenas, Tampico and Veracruz, and a 50% interest in The Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal. KCS’ North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Canada and Mexico. Visit www.kcsi.com for more information.

Included in this press release are certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on the beliefs of KCS’ and TFM’s management as well as on assumptions made. Actual results could differ materially from those included in such forward-looking statements. Readers are cautioned that all forward-looking statements involve risks and uncertainty. For additional information relating to such risks and uncertainties, readers are urged to review KCS’ and TFM’s filings and submissions with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

Contacts: Investors

William H. Galligan
816-983-1551
william.h.galligan@kcsr.com.

U.S. Media
C. Doniele Kane
816-983-1372
doniele.c.kane@kcsr.com

Mexico Media
Gabriel Guerra
011-525-55-208-0860

gguerra@gcya.net